Exhibit 10.5

AMENDMENT NO. 10

TO

PACIFICORP

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

1996 RESTATEMENT

PacifiCorp

an Oregon corporation

825 NE Multnomah

Portland, Oregon 97232

The Plan, as amended through Amendment No. 9 to the 1996 Restatement, is further amended as follows:

1.	Sale of Company

In order to conform the Plan to corporate governance changes occurring in connection with the sale of the Company to MidAmerican Energy Holdings Company, the following changes are made:

1.1 The first sentence of 1.3 is replaced with the following two sentences:

This plan shall be administered by a committee (the Committee). The Chairman of the Board of Directors of the Company shall constitute the sole member unless the Chairman appoints one or more other individuals to serve on the Committee.

1.2 The third sentence of 1.3 is deleted.

1.3 In the opening sentence of 2.1 the phrase, “any of the categories in (a) through (f)”, is replaced with “(a) or (b) below”.

1.4 Paragraphs 2.1(b) through (e) are deleted, 2.1(f) is renumbered as 2.1(b), and the renumbered 2.1(b) is revised to read as follows:

Any other executive employee of an Employer who is designated by the Committee.

1.5 In 6.3 the phrase “trustee for the plan appointed under 8.3” is changed to “Committee”, the phrase “in writing to the trustee” is changed to “in writing to the Committee chair”, the phrase “reviewed by the trustee” is changed to “reviewed by the Committee”, and the phrase “and a representative of the Committee” is deleted.

1.6 In 6.4 “trustee’s” is changed to “Committee’s” both places it appears.

1.7 In 7.1 “Chairman of the Board of Directors of the” is inserted before “Company”.

1.8 In 7.2 “Chairman of the” is inserted before “Board”.

2.	Effective Date

The changes made by this amendment shall be effective in March 2006 on the closing date of the sale of the Company to MidAmerican Energy Holdings Company.

PACIFICORP
By	/s/ Gregory E. Abel
Name of signer: Gregory E. Abel
Date signed: June 2, 2006